EXHIBIT 10.8




01  Jan.  2003                                                      Kurgan  city

                                    CONTRACT

Limited Liability Company "Zauralneftegaz" in the person of Director of OOO 'Region" Alexander Rochev, further referred to as the Employer, on one side, and Oleg Zhuravlev, further referred to as the Employee, on the other side, have entered the current contract outlining the following:

1. With the current employment contract, the Employee assumes the position of DIRECTOR GENERAL OF LIMITED LIABILITY COMPANY "ZAUALNEFTEGAZ".

2. Adhering to the current contract, the Employee performs all tasks specified in the position duties manual.
     The Employer assigns a monthly salary rate to the Employee consisting of 80 000 (eighty thousand) rubles to be paid when financing is raised.

3. The Employee shall be granted annual vacation time in compliance with the employment code.

4. The Employee carries full responsibility for losses caused to the organization.

5. In regards to other issues, the sides hold rights and carry out obligations in compliance with the employment code requirements.

6. The current contract is disclosed in two original copies and is in effect from 01 Jan. 2003 until 01 Jan. 2006.

7. Premature termination of the contract must be carried out with reference to the employment code requirements.

8. Locations of sides: Employer: Limited Liability Company "Zauralneftegaz", Kurgan city, Lenina St., 27/X.
     Director  of  OOO  "Region":

/s/  Alexander  Rochev,
-----------------------
Alexander  Rochev

Employee:  Oleg  Zhuravlev,  passport  series 37 03 #860838 issued 16 Sep. 2003,

Kurgan  city
450102465512   071-391-796-74.
D.O.B.  21  Nov.  1960.


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